SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 12, 2016

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 12, 2016, Discovery Energy SA Pty Ltd (the “Subsidiary”), the Australian subsidiary of Discovery Energy Corp. (the “Company”), entered into a seismic services agreement (the "Seismic Agreement") with Terrex Pty Ltd. (“Terrex”). The material terms, provisions and conditions of the Seismic Agreement are as follows:

*	Per the terms of the Seismic Agreement, Terrex is to conduct a 3D seismic survey (the “Survey”) comprised of from approximately 175 to approximately 200 square kilometers on the southwest portion of the land covered by the Company’s Petroleum Exploration License (PEL) 512 (the "License ") in the State of South Australia. The Company believes that Terrex will start the 3D seismic field work on or about August 10, 2016, after regulatory approvals have been acquired and an archeological review of the survey area has been completed. It is expected the field data acquisition will require about 2 months to complete, after which the data will then be processed and interpreted by other contractors. Once this Survey project has been completed and the results reported to the South Australian government, the Company’s work commitment for the second year of the License and a portion of the Company’s work commitment for the third year will have been satisfied.

*	For Terrex’s services, the Company will pay a “turnkey price” of approximately AU$3,057,000 (approximately US$2,287,000 based on the average exchange rate for the five business days preceding the date of this Report). The Company expects that the Survey, in combinations with the expenses associated with required pre- and post-field work, will largely deplete the funds raised in the Company’s recent sale and issuance of its Senior Secured Convertible Debenture due May 27, 2021 having an original principal amount of US$3,500,000.

*	The Seismic Agreement contains provisions regarding change orders, the use of subcontractors, intellectual property, liabilities and indemnities, environmental protection, insurance, termination, dispute resolution, taxes and the like that are believed to be customary for agreements of this nature.

The preceding description is qualified in its entirety by reference to the copy of the Seismic Agreement that is being filed as Exhibit 10.01 hereto and is incorporated herein by reference for all purposes hereof.

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Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.01	Seismic Services Agreement between Discovery Energy SA Pty Ltd and Terrex Pty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
(Registrant)

Date: July 12, 2016	By: /s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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